Exhibit 33.1

[Cenlar Logo]

PO Box 77400 Ewing, NJ 08628 609-883-3900

Management Assessment

Management of the Cenlar FSB (the Company) is responsible for assessing compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB of the Securities and Exchange Commission relating to the servicing of residential mortgage loans (the Platform), except for servicing criteria 1122(d)(1)(iii) Backup Servicer, as of and for the year ended December 31, 2013. This criterion is not applicable to the Company because the Company does not perform activities with respect to the Platform relating to this criterion. Appendix A identifies the individual asset-backed transactions and securities defined by management as constituting the Platform. With respect to servicing criteria 1122 (d)(2)(vi) and 1122 (d)(4)(xi), management has engaged various vendors to perform the activities required by these servicing criteria. The Company’s management has determined that none of these vendors is considered a “servicer” as defined in Item 1101(j) of Regulation AB, and the Company’s management has elected to take responsibility for assessing compliance with the servicing criteria applicable to each vendor as permitted by Interpretation 17.06 of the SEC Division of Corporation Finance Manual of Publicly Available Telephone Interpretations (“Interpretation 17.06”). Management has policies and procedures in place designed to provide reasonable assurance that the vendors’ activities comply in all material respects with the servicing criteria applicable to each vendor. The Company’s management is solely responsible for determining that it meets the SEC requirements to apply Interpretation 17.06 for the vendors and related criteria.

The Company’s management has assessed the Company’s compliance with the applicable servicing criteria as of and for the year ended December 31, 2013. In making this assessment, management used the criteria set forth by the Securities and Exchange Commission in paragraph (d) of Item 1122 of Regulation AB.

Based on such assessment, management has concluded that, as of and for the year ended December 31, 2013, the Company has complied in all material respects with the servicing criteria, except for the servicing criteria 1122(d)(1)(iii) Backup Server, set forth in Item 1122(d) of Regulation AB of the Securities and Exchange Commission relating to the servicing of the Platform.

KPMG LLP, an independent registered public accounting firm, has issued an attestation report with respect to management’s assessment of compliance with the applicable servicing criteria as of and for the year ended December 31, 2013.

/s/ Gregory S. Tornquist

Gregory S. Tornquist

President & Chief Executive Officer

/s/ Stephen W. Gordan	/s/ Jeanne M. Bader
Stephen W. Gordan	Jeanne M. Bader
Chief Financial Officer	Director of Loan Administration

February 27, 2014

Overnight Mail: Cenlar FSB 425 Phillips Boulevard • Ewing, N1 08618

Appendix A

Securities Covered in Cenlar FSB’s REG AB Attestation:

Investor	Servicer	Security	Period Subserviced by Cenlar FSB
A54	New York Mortgage Company	NYMC 06-1	1/1 to 12/31/13
H96	UBS Real Estate Securities, Inc	MASTR 06-OA1	1/1 to 11/30/13
D96	UBS Real Estate Securities, Inc	MARM 06-OA2	1/1 to 11/30/13
H83	UBS Real Estate Securities, Inc	MARM 07-1	1/1 to 11/30/13
J83	UBS Real Estate Securities, Inc	MALT 07-1	1/1 to 11/30/13
T83	UBS Real Estate Securities, Inc	MAST 07-1	1/1 to 11/30/13
U83	UBS Real Estate Securities, Inc	MALT 07-HF1	1/1 to 11/30/13
A83	UBS Real Estate Securities, Inc	SMT 2007-1	1/1 to 11/30/13
G52	Opteum Financial Services, LLC	OMAC 06-1	1/1 to 12/31/13
H52	Opteum Financial Services, LLC	OMAC 06-2	1/1 to 12/31/13
J52	Opteum Financial Services, LLC	BAFC 2006-H	1/1 to 12/31/13
K52	Opteum Financial Services, LLC	CMLTI 06-FX1	1/1 to 12/31/13
P52	Opteum Financial Services, LLC	CMLTI 07-OPX1	1/1 to 12/31/13
G43	Thornburg Mortgage Home Loans (RBS Financial)	TMST 2007-3	1/1 to 12/31/13
WF3	Lydian Bank/ Wells Fargo	GSR 2006 AR1	1/1 to 12/31/13
WF4	Lydian Bank/Wells Fargo	GSR 2006 AR2	1/1 to 12/31/13
S06/T06	Morgan Stanley Private Bank, NA	Sequoia Mortgage Trust 2007-2	1/1 to 12/31/13
S06/T06	Morgan Stanley Private Bank, NA	Sequoia Mortgage Trust 2007-3	1/1 to 12/31/13
S06/T06	Morgan Stanley Private Bank, NA	Sequoia Mortgage Trust 2007-4	1/1 to 12/31/13
N06	Morgan Stanley Private Bank, NA	MSM 2007-15AR	I/1 to 12/31/13
H06	Redwood Trust, Inc.	SEMT 2012-1	1/1 to 12/31/13
K06	Redwood Trust, Inc.	SEMT 2012-2	1/1 to 12/31/13
L06	Redwood Trust, Inc.	SEMT 2012-3	1/1 to 12/31/13
Z06	Redwood Trust, Inc.	SEMT 2012-4	1/1 to 12/31/13
Y06	Redwood Trust, Inc.	SEMT 2012-5	1/1 to 12/31/13
RWO	Redwood Trust, Inc.	SEMT 2012-6	1/1 to 12/31/13
RW1	Redwood Trust, Inc.	SEMT 2013-1	1/14/13 to 12/31/13
RW2/S11	Redwood Trust, Inc.	SEMT 2013-2	1/28/13 to 12/31/13
RW3	Redwood Trust, Inc.	SEMT 2013-3	2/27/13 to 12/31/13
RW4	Redwood Trust, Inc.	SEMT 2013-4	3/18/13 to 12/31/13
RW5	Redwood Trust, Inc.	SEMT 2013-5	4/16/13 to 12/31/13